Exhibit (c)(16)

For Discussion Purposes Only
Goldman Sachs INVESTMENT BANKING DIVISION
Project Baseball Preliminary Discussion Materials
Goldman, Sachs & Co.
December 7, 2016
Goldman Sachs does not provide accounting, tax, or legal advice. Notwithstanding anything in this document to the contrary, and except as required to enable compliance with applicable securities law, you (and each of your employees, representatives, and other agents) may disclose to any and all persons the US federal income and state tax treatment and tax structure of the transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to you relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind.

For Discussion Purposes Only
Goldman Sachs INVESTMENT BANKING DIVISION
Table of Contents
I. Perspectives on Revised Offer
II. Preliminary Synergies and Valuation Implications
III. Potential Next Steps
Appendix A: Supplemental Upside Information Discussed with Braves Appendix B: Supplemental Squeeze-out Information Appendix C: Supplemental Preliminary Valuation Information

For Discussion Purposes Only
Goldman Sachs INVESTMENT BANKING DIVISION
I. Perspectives on Revised Offer

For Discussion Purposes Only

Goldman Sachs | INVESTMENT BANKING DIVISION

Overview of Braves Offer

($ in millions, except per share data)

	Standalone – Royals		Standalone – Braves		Original Offer Implied By		Revised Offer Implied By	
					20-Oct-16	5-Dec-16	20-Oct-16	5-Dec-16
USD / GBP					*1.2250 x*	*1.2703 x*	*1.2250 x*	*1.2703 x*
Braves Reference Share Price					$ 58.84	$ 55.17	$ 58.84	$ 55.17
Exchange Ratio					0.5502 x	0.5502 x	0.4923 x	0.4923 x
Implied Value of Stock Offer Per Share					$ 32.37	$ 30.35	$ 28.97	$ 27.16
Cash Offer Per Share	20-Oct-16	5-Dec-16	20-Oct-16	5-Dec-16	$ 24.13	$ 24.13	$ 29.44	$ 29.44
Implied Transaction Share Price[1]	$ 47.17	$ 54.93	£ 48.03	£ 43.43	$ 56.50	$ 54.48	$ 58.41	$ 56.60
Premium To Pre-Offer Price (20-Oct-2016)					19.8 %	15.5 %	23.8 %	20.0 %
Illustrative Equity Value	$ 67,486	$ 78,588	£ 89,758	£ 81,162	$ 80,837	$ 77,950	$ 83,561	$ 80,977
Enterprise Value[2]	**$ 78,706**	**$ 89,808**	**£ 74,255**	**£ 63,707**	**$ 92,057**	**$ 89,170**	**$ 94,781**	**$ 92,197**
Enterprise Value / LTM EBITDA	13.8 x	15.7 x	14.1 x	12.1 x	16.1 x	15.6 x	16.6 x	16.1 x
Enterprise Value / 2016E EBITDA	13.2	15.0	12.8	10.9	15.4	14.9	15.9	15.4
Enterprise Value / 2017E EBITDA	12.3	14.0	11.4	9.8	14.3	13.9	14.8	14.4
2016E P / E	20.5 x	23.9 x	19.5 x	17.6 x	24.6 x	23.7 x	25.4 x	24.6 x
2017E P / E	18.5 x	21.5 x	17.3 x	15.7 x	22.2 x	21.4 x	22.9 x	22.2 x
Royals Shareholders Ownership					19.6 %	19.6 %	17.9 %	17.9 %
Braves Shareholders Ownership					80.4 %	80.4 %	82.1 %	82.1 %

- 3.7% increase in GBP
- 9.6% decrease in Braves share price in GBP
- 6.2% decrease in Braves share price in USD
- 16.1% stock value decrease
- 22.0% cash offer increase
- 3.4% increase as of undisturbed date
- 3.9% increase as of revised offer date

Source: Bloomberg, IBES, Royals Management projections as first provided to GS on 29-Oct-2016 for its use and other information provided by the Royals Management team ("Royals management")
Note: Multiples based on IBES estimates.
[1] Braves and Royals standalone represents closing price prior to offer announcement.
[2] Calculated from public filings and share count per Royals management. Braves quotes enterprise value of $93bn in proposal dated 21-Oct-2016. Braves EV adjusted for ~42% equity stake in Royals and 30% equity stake in ITC Ltd.

Perspectives on Revised Offer 3

For Discussion Purposes Only
Goldman Sachs INVESTMENT BANKING DIVISION
Implied Value of Braves Proposals Since Original Offer Date
As of 20-Oct-2016
Implied Current Offer
Value: $58.41/share
Implied Premium to 20-Oct-2016 Price: 23.8%
Stock Price
$63
$60
$57
$54
$51
$48
$45
$56.60
$56.50
$54.93
$54.48
Original Offer Premium: 19.8%
20-Oct-2016 Original Offer
26-Sep-2016
06-Oct-2016
16-Oct-2016
26-Oct-2016
05-Nov-2016
15-Nov-2016
25-Nov-2016
05-Dec-2016
Royals
Implied Value of Current Braves Offer
Implied Value of Original Braves Offer Implied Value of Original Offer as of 20-Oct-2016
Source: CapIQ as of 05-Dec-2016
Note: Original offer assumed fixed $24.13 cash per share and a 0.5502x Braves / Royals exchange ratio. Current offer assumes $29.44 cash per share and 0.4923 Braves / Royals exchange ratio.
Perspectives on Revised Offer

For Discussion Purposes Only
Goldman Sachs INVESTMENT BANKING DIVISION
Implied Value of Braves Proposals and Implied Premiums Over Time
Royals Trading vs. Braves Implied Offer Value Over Time
Stock Price
$63 05-Jul-2016 30%
Royals July High of
$54.48 per share
$60
25%
$58
Implied Premium to
Implied Premium to Current Offer: 13.4% $ 56.60
Original Offer: 10.6% at All-Time High Price Current Offer
$55 at All-Time High Price 20% Premium:
$ 54.93 23.8%
Average Pre-Offer Premium: 19.8% $54.48
Implied Offer Premium
$53
Original Offer 15%
Premium:
$50 19.8%
$48 10%
Average
Implied Original Current
$45 Premium Offer Offer
Q1 11.0% 15.3% 5%
Q2 14.2% 17.8%
$43
Q3 17.7% 20.9%
24-Jun-2016 20-Oct-2016
Brexit Original Offer
$40 0%
Dec-2015 Jan-2016 Feb-2016 Mar-2016 Apr-2016 Jun-2016 Jul-2016 Aug-2016 Sep-2016 Oct-2016 Dec-2016
Royals Implied Value of Current Braves Offer Implied Value of Original Braves Offer
Source: CapIQ as of 05-Dec-2016
Note: Original offer assumed fixed $24.13 cash per share and a 0.5502x Braves / Royals exchange ratio. Current offer assumes $29.44 cash per share and 0.4923x Braves / Royals exchange ratio.
Perspectives on Revised Offer

For Discussion Purposes Only
Goldman Sachs INVESTMENT BANKING DIVISION
Proposed Transaction Multiple in Context, Including Additional Drivers of Value
($ in millions) | As of 05-Dec-2016
Current LTM EBITDA Multiple Run Rate Lorillard Synergies1 100% Synergies for 100% of Business 100% Synergies for 58% of Business ~ $600mm Incremental Potential Tax Implications2
Revised $ 92,197 EV: $ 92,197 100% EV: $ 92,197 58% EV: $ 53,444 58% EV: $ 53,444
Proposal EV:
100% LTM 58% LTM Run
LTM LTM Synergized
$ 5,718 $ 5,718 Run Rate $ 5,993 Rate $ 3,474 $ 3,974
EBITDA1: EBITDA1: EBITDA1:
EBITDA1: EBITDA1:
Run Rate
EBITDA
Adjustment1:
100%
Synergies:
$ 275 $ 500 $ 500
$600mm Grossed-Up Synergies2: ~$ 950
100%
Synergies:
16.1 x 15.4 x 14.2 x 13.4 x 10.9 x
Source: Wall Street Research and market data as of 05-Dec-2016
1 Per Royals management guidance.
2 $600mm tax efficiencies grossed up to “pre-tax” value using effective tax rate of 36.2%, as per Royals Management.
Perspectives on Revised Offer

For Discussion Purposes Only

Review of Potential Macro Changes in Market that Could Impact Valuations

INVESTMENT BANKING DIVISION

Higher Interest Rates

- Since the U.S. presidential election, the risk-free rate has increased by ~60bps
- Historically, valuation multiples have been reversely correlated with interest rates
  - Average Staples multiple of 23.4x at 1.0% Treasury yield vs. 17.7x at 3.5% Treasury yield
- Rising interest rates have also increased Braves and Royals WACC
  - Estimated Braves' WACC increased from 6.6% to 6.8% and Royals' WACC increased from 5.4% to 5.8% at midpoints (see pages 41 and 42 for detail)

Possible 10-Year Treasury Yield


2.0 %
2.8 %
3.3 %
3.7 %
3.8 %
2016
2017
2018
2019
2020

Primary Potential Impact: Financing costs and Impact on WACC

Weaker U.S Dollar vs. GBP

- USD has appreciated against most major currencies since the election with the notable exception of the GBP

	Change Since Election	Change Since Initial Offer
United Kingdom	(2.6) %	(3.7)%
Euro	3.2 %	2.1%
Australia	3.7 %	2.8%
India	2.2 %	2.0%
China	1.3 %	2.1%
Mexico	10.0 %	10.7%
Brazil	7.7 %	9.3%

Primary Potential Impact: Implied value per share

Potential for Lower Corporate Taxes





Description	Trump's proposal as per presidential campaign	House Republicans' proposal released in June
Corporate Rate	15%	20%
Repatriation Tax Rate (Cash / Deemed)	Cash/Deemed - 10% (undisclosed for future offshore earnings)	Cash - 8.75% (0% in US for future offshore earnings) Deemed – 3.5% (0% in US for future offshore earnings)
Individual Ordinary Income / Capital Gains	Ordinary - 33% (maximum) Capital Gains – 20% (maximum)	Ordinary - 33% (maximum) Capital Gains - 16.5% (taxed as ordinary income with 50% exclusion)

Primary Potential Impact: Pro forma EPS

Changing Regulatory Environment[1]

- Trump will have the authority without congressional approval to unilaterally raise tariffs
- Trump's desire to repeal Dodd Frank and Obamacare has led many to speculate that the overall regulatory environment will become less burdensome
- Changing U.S. regulatory environment may become for favorable for tobacco companies[2]
- Minimum wage is not likely to be increased under the Trump administration

Primary Potential Impact: Operating environment

Source: Equity research and market data as of 05-Dec-2016 [1]Sourced from Equity Research. [2] Per Royals Management.

Perspectives on Revised Offer

7

For Discussion Purposes Only
Goldman Sachs INVESTMENT BANKING DIVISION
Analysis of Public Trading Since Announcement Implying Various Hypothetical Undisturbed Prices for Royals and Braves
Royals
Royals 20-Oct-2016: $47.17 5-Dec-2016: $54.93
Braves 20-Oct-2016: £48.03 5-Dec-2016: £43.43
10.0% 8.0% 6.0% 4.0% 2.0% 0.0% (2.0)% (4.0)%
Benchmark Change Royals Price Implied
Altria 2.7% $ 48.45
S&P 500 3.0 48.57
S&P 500 Consumer Staples (2.9) 45.81
US-Focused Consumer Staples1 (0.4) 46.99
3.0% 2.7% (0.4)% (2.9)%
20-Oct 31-Oct 9-Nov 18-Nov 30-Nov
Braves
6.0% 4.0% 2.0% 0.0% (2.0)% (4.0)% (6.0)% (8.0)% (10.0)% (12.0)%
Implied Braves Price
Benchmark Change USD GBP
Braves (USD) (6.2)% $ 55.17 -
Braves (GBP) (9.6) - 43.43
Philip Morris (8.2) 54.03 -
UK Consumer2 (USD) (6.5) 55.01 -
UK Consumer2 (GBP) (9.9) - 43.28
(6.2)% (6.5)% (8.2)% (9.6)% (9.9)%
20-Oct 31-Oct 9-Nov 18-Nov 30-Nov
Source: Bloomberg, CapIQ, Market data as of 05-Dec-2016
Source: CapIQ, Bloomberg
1 US Focused Consumer Staples includes: CVS, TSN, WFM, HRL, SJM, SYY, DPS, CAG, CLX, CHD, HSY, CPB, MNST, WMT, COST, GIS, WBA, and K.
2 UK Consumer includes: ABF LN, CCH LN, DGE LN, RB LN, and UNLV LN.
Perspectives on Revised Offer 8

For Discussion Purposes Only

Goldman Sachs

Analysis of Potential Premiums Based on Range of Hypothetical Undisturbed Prices

INVESTMENT BANKING DIVISION


Royals Hypothetical Undisturbed Share Price
Based on MO
+2.7%
$ 47.17
$ 48.45
Based on US Focused Consumer Staples¹
(0.4)%
$ 47.17
$ 46.99
20-Oct
5-Dec
Braves Hypothetical Undisturbed Share Price
Based on PM
(8.7)%
£ 48.03
£ 43.84
Based on MO (0.9)% in GBP
Based on PM (11.4)% in GBP
Based on UK Consumer²
(7.6)%
£ 48.03
£ 44.39
Based on MO (0.9)% in GBP
Based on UK Consumer (9.9)% in GBP
Implied Offer Value: $ 56.86
Implied Offer Value: $ 57.20

	Braves HUSP Based on PM		Braves HUSP Based on UK Consumer	
	Royals HUSP Based on MO	Royals HUSP Based on US Focused Consumer Staples	Royals HUSP Based on MO	Royals HUSP Based on US Focused Consumer Staples
Royals HUSP	$ 48.45	$ 46.99	$ 48.45	$ 46.99
Implied Offer Value	$ 56.86	$ 56.86	$ 57.20	$ 57.20
Implied Premium	**17.3 %**	**21.0 %**	**18.1 %**	**21.7 %**

Revised Offer:
$56.60

Royals Undisturbed:
$47.17

Premium:
20.0 %

Source: Bloomberg, CapIQ, Thomson, Market data as of 05-Dec-2016
Note: Analysis does not break out Braves investment in ITC Ltd.
[1] US Focused Consumer Staples includes: CVS, TSN, WFM, HRL, SJM, SYY, DPS, CAG, CLX, CHD, HSY, CPB, MNST, WMT, COST, GIS, WBA, and K.
[2] UK Consumer includes: ABF LN, CCH LN, DGE LN, RB LN, and UNLV LN.

Perspectives on Revised Offer 9

For Discussion Purposes Only
Goldman Sachs INVESTMENT BANKING DIVISION
Selected Equity Research and Media Commentary
Consumer Staples Impacted by Rising Rates
Increased interest rate expectations has fueled a rotation from defensive stocks into financials and growth. Industries like Food, Drink and Tobacco are all suffering. - Bloomberg, 23-Nov-2016
Sharp fall in consumer staples stocks since the US election has cast a shadow over the deal...Tobacco companies and other stocks seen as reliable dividend payers have been hit by fears of interest rate rises - The Telegraph, 19-Nov-2016
Braves stock underperformance due to arb. pressure as well as a general sector rotation out of consumer staples... a renewed offer will adjust for consumer staples selloff - BAML, 28-Nov-2016
U.S. Election Improves Tobacco Outlook
Tobacco taxes are likely to remain low.... Rising economic welfare of Trump voters will likely improve cigarette volumes - Citi, 15-Nov-2016
U.S. market for smokes is arguably more attractive under President Trump... Vice president once argued smoking doesn’t kill - Reuters, 15-Nov-2016
Trump’s election has generated expectations of a more benign tax regime for U.S. companies in general, and tobacco firms in particular - Bloomberg, 15-Nov-2016
Analysts Expect Combination to Benefit Braves
Braves-Royals Combination worth up to £3/share to Braves target price... current offer is 7.5% accretive in year 1... Every $1 cash increase in offer would be dilutive by just 20bps - BAML, 28-Nov-2016
Assuming the deal closes at end of FY2016, we estimate year 1 accretion of 3% which rises to 6% by 2021 - Jefferies, 15-Nov-2016
At the proposed valuation and synergies, we expect ~5.4% accretion in 2018 - Morgan Stanley, 21-Oct-2016
Offer Value Speculated to Increase
Acquisition price must fully reflect the synergies of any proposed deal and a true control premium. Unless Brave’s offer is revised the Transaction Committee must reject Brave’s offer - Mason Capital, 2-Dec-2016
Braves hasn’t decided on a final amount, the British firm is unlikely to increase the offer more than 5 percent - Bloomberg, 5-Dec-2016
Highly likely there will be an increase in the offer to as much as $60 - Jefferies, 15-Nov-2016
Estimate a fair value for Royals at $59/share - RBC, 27-Oct-2016
Source: Equity research, media commentary
Note: Estimates and commentary based off 20-Oct-2016 Braves offer.
Perspectives on Revised Offer 10

For Discussion Purposes Only
Goldman Sachs INVESTMENT BANKING DIVISION
Analysis of Premiums Based on Analyst Target Prices
Analyst Royals Target Price Royals Target Price Date Braves Target Price Implied Value of the Offer1 Premium to Royals Target Price
Jefferies $62 11-Oct-2016 £57 $65.09 5%
Citi $57 12-Oct-2016 £54 $63.21 11%
Cowen $57 26-Apr-2016 £46.20 $58.33 2%
BAML / ML $55 19-Oct-2016 £58 $65.71 19%
Berenberg $54 13-Jun-2016 £51.50 $61.65 14%
RBC $54 13-Oct-2016 £44 $56.96 5%
Goldman Sachs $53 12-Sep-2016 £55 $63.84 20%
Barclays $52 20-Oct-2016 £51 $61.33 18%
CLSA $52 20-Oct-2016 £51 $61.33 18%
Morgan Stanley $52 26-Jul-2016 £55 $63.84 23%
Median $54 £53 $62.43 16%
Source: Equity research
Note: Analyst reflects only research analysts who cover both Royals and Braves. All price targets are as of the initial offer date (21-Oct-2016).
1 Based on cash of $29.44, exchange ratio of 0.4923 and FX rate of 1.2703 (as of 5-Dec-2016).
Perspectives on Revised Offer 11

For Discussion Purposes Only
Goldman Sachs INVESTMENT BANKING DIVISION
II. Preliminary Synergies and Valuation Implications

For Discussion Purposes Only
Goldman Sachs INVESTMENT BANKING DIVISION
Summary of Conversations with Braves Since
8-Nov-2016 BOD Meeting
11-Nov-2016 - GS communicated to Braves’ advisors that Transaction Committee has unanimously chosen to reject the proposed transaction
15-Nov-2016 - Follow-up meeting requested by Braves’ advisors to discuss potential benefits of a transaction including cost synergies, tax implications and other potential opportunities/upsides from the combination
21-Nov-2016 - Braves requested follow-up meeting with GS to share perspectives on transaction (ultimately to be communicated to Royals Board and Transaction Committee)
23-Nov-2016 - Call scheduled by advisors to discuss varying perspectives between Braves and Royals on potential tax implications of a transaction
29-Nov-2016 - Braves’ advisors requested follow-up tax videoconference to discuss “close the loop” on key assumptions for the tax implications of a potential transaction
06-Dec-2016 - Braves’ advisors provided revised offer reflecting $29.44 per share in cash and an exchange ratio of 0.4923x
Source: Royals management
Preliminary Synergies and Valuation Implications 13

For Discussion Purposes Only

Goldman Sachs

Review of Potential Synergies

INVESTMENT BANKING DIVISION

Category		Royals Management Estimates from Prior Meeting: Amount	Royals Management Estimates from Prior Meeting: Area	Braves Implied Estimates
Operational Savings	COGS:	$52 - $109mm	*Direct Procurement, "Best-in-Class"*	■ Leaf Sourcing ■ Cascade Equipment ■ WMS Procurement ■ Production Overhead ■ Manufacturing Efficiency (3% reduction in waste) ■ Labor Costs & Other SG&A ■ HR ■ Legal ■ IM ■ R&D ■ Marketing ■ Public Company ■ Facilities Servicing ■ Next-Gen
	SG&A:	$218 - $322mm	*Overhead Reduction, R&D + Manufacturing*	
Total Operational Savings		**$ 270 – 431mm**		**$ 500mm**
Potential Financial Savings[1]		$ 139 – 159mm	*Refinance $5bn Royals Debt 200bps Lower, Elimination of Revolver, Treasury Consolidation, Reduced Amortization of Intangibles*	$ 0 (Approximately $100mm of net financial savings available today[1])
Total Including Financing		**$ 409 – 690mm**		**$ 500mm**
% of Sales		*3.3 % - 5.5 %*		*4.0 %*

Source: Royals management and Braves Management projections

[1] Original estimates also assumed modest tax deductibility of interest expense in UK (approximately $100mm on new debt). Total potential refi savings now slightly reduced from recent increases in rates.

Preliminary Synergies and Valuation Implications

14

For Discussion Purposes Only

Goldman Sachs

INVESTMENT BANKING DIVISION

Braves Versus Royals Tax and Financing Assumptions

Key Assumption Differences

Criteria	Royals Perspective	Braves Perspective	Selected Commentary
1. Key Differences in Principles	Guarantee Fee and Intercompany Debt	External Debt with Guarantee Fee	▪ Braves believes tax structuring must be "defensible and sustainable" and Group-wide financing must reflect the Group's earnings on a matched currency basis
2. Potential Financing Scenarios	~$25bn, including $5bn refinancing of existing Ravens debt	**Base**: $13bn in U.S. and $7bn outside U.S. **Alternative**: $20bn in U.S.	▪ Royals believes external debt raised at Braves level could be loaned back to Royals to create intercompany debt ▪ Braves responded with consideration that "there should not be a substantial cross-currency imbalance of debt obligations vs earnings" ▪ Based on revised Braves offer received on 06-Dec-2016, cash component would require ~$25bn in transaction debt
3. US Borrowing	Max. U.S. leverage ~6.0x (~$40bn in debt)	Max. U.S. leverage ~4.5x ($30bn in debt)	▪ Royals believes U.S. debt can be increased over time as EBITDA grows , thus growing intercompany leverage ▪ Braves suggested that a $40bn debt issuance at the implied rating level is achievable on an objective basis if issued over time
4. Implied Credit Rating	B1 / B+	Ba1 / BB+	▪ Braves believes a Ba1 / BB+ credit rating will imply senior Royals debt will remain IG ▪ Braves expects a ratings downgrade will result in a significant amount of Royals debt holders putting their debt (creating market capacity issues)

Estimated Savings

Criteria	Royals Estimates	Braves Estimates
5. Implied Guarantee Fee / External Rate on Borrowing	Standalone Borrowing Rate – 6.0 – 7.0 % Guarantee Fee - 4.75 % External Rate – 2.25 % $400-500mm	Standalone Borrowing Rate – 5.0 % - 5.5 % Guarantee Fee - ~1.5 % External Rate - ~3.65 % / low 3 % $75-150mm
6. Refinancing	>$100mm	-
7. Dividend Withholding / Share Repo Savings	>$100mm	~$75mm
8. Corporate Allocations in Savings	$50-100mm	$50-75mm
Total Estimated Tax and Financing Savings	**$600-800mm**	**$200-300mm**

Source: Braves Advisors Call as communicated on 29-Nov-2016, Royals management

Preliminary Synergies and Valuation Implications

15

For Discussion Purposes Only

Goldman Sachs

INVESTMENT BANKING DIVISION

Review of Potential Financial Impact of Transaction for Braves at Various Royals Prices

($ in millions, except per share data)

2018 Acc / Dil @ $24.13 Cash / Share + 0.5502 x Exchange Ratio			As Of Undisturbed (20-Oct-2016)			As of Today (05-Dec-2016)		
	Exchange Ratio		0.4923 x	0.52 x	0.55 x	0.4923 x	0.52 x	0.55 x
	Implied Value / Share @$29.44 Cash / Share		$58.41	$60.04	$61.80	$56.60	$58.13	$59.78
	Implied Enterprise Value		$ 94,781	$ 97,112	$ 99,638	$ 92,197	$ 94,384	$ 96,752
	2018 Acc / Dil @$29.44 Cash / Share							
13.5%	Royals Perspective[1]		15.9 %	14.7 %	13.5 %	15.9 %	14.7 %	13.5 %
5.6%	Braves Perspective[2]		7.0 %	6.0 %	4.8 %	7.0 %	6.0 %	4.8 %
	Year 3 ROIC - Royals Perspective		6.7 %	6.5 %	6.4 %	6.9 %	6.7 %	6.5 %
	Year 3 ROIC - Braves Perspective		5.2 %	5.0 %	4.9 %	5.3 %	5.2 %	5.1 %
	Premium to Initial Offer Price	$ 56.50	*3.4 %*	*6.3 %*	*9.4 %*	*0.2 %*	*2.9 %*	*5.8 %*
	Premium to Current Implied Offer Price	$ 56.60	*3.2 %*	*6.1 %*	*9.2 %*	*0.0 %*	*2.7 %*	*5.6 %*

Current Offer

Source: Royals management, Bloomberg as of 05-Dec-2016

Note: Assumes 1,431mm diluted shares outstanding, net debt of $11,220mm as of 30-Sep-2016 balance sheet all per Royals Management.

[1] Assumes operational & financial synergies of $500mm. Assumes tax implications of $200mm from allocation of overhead and elimination of tax on dividend and share repurchase as well as 4.75% guarantee fee on cash transaction consideration and $6bn of refinanced debt, taxed at 36.2%.

[2] Assumes operational & financial synergies of $500mm. Assumes tax implications of $80mm from allocation of overhead and elimination of tax on dividend and share repurchase as well as 1.5% guarantee fee on cash transaction consideration, taxed at 36.2%.

Preliminary Synergies and Valuation Implications

16

For Discussion Purposes Only

Goldman Sachs | INVESTMENT BANKING DIVISION

Illustrative Summary of Preliminary Financial Analyses

Initial Offer Value: $54.48 (05-Dec-16)

Revised Offer Value: $56.60 (05-Dec-16)

	Analyses	Illustrative Price per Share (Low)	Illustrative Price per Share (High)	Comments	As of 08-Nov-16
A1	Present Value of Future Share Price[1]	$ 54.82	$ 65.16	■ 16.5x – 20.2x P / E (Average NTM P/E for 5 year - 2016 YTD) ■ **6.5% Cost of Equity (vs. 5.9% as of 08-Nov-16)**	$55.98 - $66.57
A2	Present Value of Future Share Price with Levered Recap[1]	$ 56.55	$ 67.25	■ 16.5x – 20.2x P / E (Average NTM P/E for 5 year - 2016 YTD) ■ **6.5% Cost of Equity (vs. 5.9% as of 08-Nov-16)** ■ Assumes maximum repurchase of $12bn from 2017-2020 while capping leverage at Moody's adjusted 3.5x per Royals management	$57.67 - $68.62
B1	Discounted Cash Flow	$ 44.76	$ 71.67	■ (0.5)% to 0.5% perpetuity growth rate ■ 5.0% to 6.5% weighted average cost of capital **(vs. 5.0% to 6.0% as of 08-Nov-16)** ■ Implied terminal LTM EBITDA multiple of 8.6x – 13.5x **(vs. 9.3x to 13.5x)**	$48.86 - $71.67
B2	Discounted Cash Flow With Synergies	$ 50.95	$ 95.79	■ 5.0% to 6.5% weighted average cost of capital **(vs. 5.0% to 6.0% as of 08-Nov-16)** ■ **Low:** Braves estimate of $500mm operational synergies **(vs. $400mm as of 08-Nov-16)** ■ **High:** Royals estimate of synergy upside including tax implications ■ Synergies allocated to 58% of shares not owned by Braves per Royals management	$54.26 - $95.79
C	Selected Transactions	$ 37.82	$ 59.18	■ **High:** EV/LTM EBITDA 16.0x ■ **Low:** EV/LTM EBITDA 10.9x ■ 30-Sep-16 EBITDA of $5,993mm	$37.82 - $59.18
D	Precedent Premia	$ 54.25	$ 61.32	■ Selected precedent tobacco transactions ■ Based on typical industry and significant shareholder premiums over the past 10 years of 15 to 30%	$54.25 - $61.32
	Public Information				
	52 Week Trading Range	$ 43.38	$ 54.48	■ **High:** 05-Jul-2016 ■ **Low:** 19-Oct-2016	$54.48 - $43.38
E	Research Analyst Estimates	$ 52.00	$ 62.00	■ **High:** $62.00 ■ **Low:** $52.00 ■ 10 Research Analysts	$52.00 - $62.00

Stated Initial Offer: $56.50 (20-Oct-16)

Revised Offer Value As of (20-Oct-16): $58.41

Source: Bloomberg, IBES, public filings, Royals management
Note: 08-Nov-2016 represents last full presentation to Transaction Committee
[1]Including dividends.

Note: Valuation as of 30-Sep-2016. Proposed Braves offer would not be received until a future date.

Preliminary Synergies and Valuation Implications

17

For Discussion Purposes Only

Goldman Sachs

Sensitivity of Offer Exchange Ratio

INVESTMENT BANKING DIVISION

($ in millions, except per share data)

	Original Offer Implied By		Revised Offer Implied By		0.52 x Exchange Ratio Implied By		0.55 x Exchange Ratio Implied By	
	20-Oct-16	5-Dec-16	20-Oct-16	5-Dec-16	20-Oct-16	5-Dec-16	20-Oct-16	5-Dec-16
USD / GBP	*1.2250 x*	*1.2703 x*	*1.2250 x*	*1.2703 x*	*1.2250 x*	*1.2703 x*	*1.2250 x*	*1.2703 x*
Braves Reference Share Price	$ 58.84	$ 55.17	$ 58.84	$ 55.17	$ 58.84	$ 55.17	$ 58.84	$ 55.17
Exchange Ratio	0.5502 x	0.5502 x	0.4923 x	0.4923 x	0.5200 x	0.5200 x	0.5500 x	0.5500 x
Implied Value of Stock Offer Per Share	$ 32.37	$ 30.35	$ 28.97	$ 27.16	$ 30.60	$ 28.69	$ 32.36	$ 30.34
Cash Offer Per Share	$ 24.13	$ 24.13	$ 29.44	$ 29.44	$ 29.44	$ 29.44	$ 29.44	$ 29.44
Implied Transaction Share Price[1]	$ 56.50	$ 54.48	$ 58.41	$ 56.60	$ 60.04	$ 58.13	$ 61.80	$ 59.78
Premium To Pre-Offer Price (20-Oct-2016)	19.8 %	15.5 %	23.8 %	20.0 %	27.3 %	23.2 %	31.0 %	26.7 %
Illustrative Equity Value	$ 80,837	$ 77,950	$ 83,561	$ 80,977	$ 85,892	$ 83,164	$ 88,418	$ 85,532
Enterprise Value[2]	**$ 92,057**	**$ 89,170**	**$ 94,781**	**$ 92,197**	**$ 97,112**	**$ 94,384**	**$ 99,638**	**$ 96,752**
Enterprise Value / LTM EBITDA	16.1 x	15.6 x	16.6 x	16.1 x	17.0 x	16.5 x	17.4 x	16.9 x
Enterprise Value / 2016E EBITDA	15.4	14.9	15.9	15.4	16.3	15.8	16.7	16.2
Enterprise Value / 2017E EBITDA	14.3	13.9	14.8	14.4	15.1	14.7	15.5	15.1
2016E P / E	24.6 x	23.7 x	25.4 x	24.6 x	26.1 x	25.3 x	26.9 x	26.0 x
2017E P / E	22.2 x	21.4 x	22.9 x	22.2 x	23.5 x	22.8 x	24.2 x	23.4 x
Royals Shareholders Ownership	19.6 %	19.6 %	17.9 %	17.9 %	18.7 %	18.7 %	19.6 %	19.6 %
Braves Shareholders Ownership	80.4 %	80.4 %	82.1 %	82.1 %	81.3 %	81.3 %	80.4 %	80.4 %

Source: Bloomberg, IBES, Royals management
Note: Multiples based on IBES estimates.
[1] Calculated from public filings and share count per Royals management.
[2] Braves quotes enterprise value of $93bn in proposal dated 21-Oct-2016.

Preliminary Synergies and Valuation Implications 18

For Discussion Purposes Only
Goldman Sachs
INVESTMENT BANKING DIVISION
III. Potential Next Steps

For Discussion Purposes Only

Goldman Sachs

Key Considerations for Outside Buyers

INVESTMENT BANKING DIVISION

($ in billions)

- **Braves has said it is not a seller of Royals stake**

> *"In considering this Proposal, you should know that, in Braves' capacity as a shareholder of Royals, Braves is interested only in acquiring the shares of Royals not already owned by Braves and that in such capacity* ***Braves has no interest in selling any of the Royals shares it owns, nor would Braves support any alternative sale, merger or similar transaction involving Royals."***
>
> *-From Braves offer letter*

- **There is a limited universe of potential buyers**

	EV	Market Cap	2017 EV / EBITDA	2017 P / E	Leverage	PF Leverage[1]	Dividend Yield
ABInBev	$325bn	$179bn	13.9 x	19.8 x	5.4 x	5.7 x	3.5%
	$164bn	$137bn	13.1 x	18.2 x	2.7 x	4.3 x	4.7%
IMPERIAL BRANDS	$59bn	$41bn	11.0 x	11.9 x	4.1 x	5.8 x	4.3%
JT	$65bn	$60bn	10.1 x	16.4 x	0.8 x	3.9 x	3.4%
中国烟草	NA	NA	NA	NA	NA	NA	NA

- **Sale of non-Braves stake would require approval by Royals Board and majority of total shareholders**
  - Third party may seek to consummate a merger with Royals without Braves approval
  - However, if Braves is not supportive, a merger requires approximately 88% approval from all other shareholders
  - If 100% of non-retail, non-Braves shareholders vote in favor, a merger requires approval from retail shareholders holding approximately 50% of outstanding shares
  - However, according to Broadridge, historically when there is a shareholder vote, only ~30% of shareholders participate, thus making the majority approval threshold difficult to achieve
- **Governance Agreement prevents Royals from issuing significant amounts of equity without Braves approval**
  - As long as Braves owns at least 32% of the voting power in Royals, Royals cannot without the approval of a majority of Braves' designees to the Board, issue securities in excess of 5% of Royals outstanding common stock[2]
- **Governance Agreement terminates if any third party owns or controls more than 50% of the voting stock**
  - Absent the Governance Agreement, Braves does not have the right to designate any Royals directors

Source: Bloomberg, Broadridge, CapIQ, Company filings, Royals management (for Governance Agreement and shareholder approval information), Wall Street Research, Market data as of 05-Dec-2016
Note: 14% of Royals shares are held by retail investors.
[1] Assumes current offer value of $29.44 cash for 100% Royals shares outstanding financed through debt. Includes $6,003mm of Royals 2016 EBITDA and $500mm of synergies per Royals Management.
[2] Exceptions include issuances involving (i) any public offering for cash or (ii) any bona fide private financing, if such financing involves a sale of common stock, for cash, at a price at least as great as the book and market value of Royals common stock.

Potential Next Steps

20

For Discussion Purposes Only
Goldman Sachs INVESTMENT BANKING DIVISION
Other Key (Non-Value) Items for Consideration
Operational
- Governance - Potential Royals representation on Braves’ Board given Royals significant pro forma ownership
- Management/Social Issues - Expectations for ongoing roles of key Royals management and employees
- Integration/Synergies - Integration of Royals’ compensation, benefits and company culture into Braves existing structure
- Pensions - Braves assumption of Royals pension obligations and any potential impact on value
- Timing of Dividends - Braves dividend payment timing impacts value of consideration received by Royals shareholders
Key Contractual Provisions
- Form of Consideration - Mix of cash / stock received has an impact on Braves financing costs and tax impact to Royals shareholders
- Tax Treatment to Royals Shareholders - Transaction structure could allow Royals shareholders to defer taxes on capital gains on consideration received in Braves stock
- Shareholder Election - Would allow Royals shareholders to elect to receive cash or stock (subject to proration) depending on specific shareholder considerations (tax, liquidity, etc.)
- Timing of Close - Minimize timing from signing to close for maximum benefit to Royals shareholders
- Deal Protections - Potential for a collar on Braves stock price and/or FX risk from GBP/USD currency movements to protect Royals shareholders from valuation fluctuations from signing to close
- Break Fee - Reverse break fee to be paid by Braves in the event it does not receive shareholder approval
- Litigation - Ensure that both Braves and Royals existing litigation risk is addressed in purchase agreement
- Closing Conditions / Contingencies - Key contractual terms to provide certainty of close
Source: Royals management
Potential Next Steps 21

For Discussion Purposes Only

Goldman Sachs

Recap of Process and Next Steps Following Any Potential Future Agreement on Financial Terms

INVESTMENT BANKING DIVISION

October 2016

S	M	T	W	T	F	S
						1
2	3	4	5	6	7	8
9	10	11	12	13	14	15
16	17	18	19	20	21	22
23	24	25	26	27	28	29
30	31					

November 2016

S	M	T	W	T	F	S
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30			

December 2016

S	M	T	W	T	F	S
				1	2	3
4	5	6	7	8	9	10
11	12	13	14	15	16	17
18	19	20	21	22	23	24
25	26	27	28	29	30	31

Holiday   Key Meetings / Dates

Potential Responses to Braves Proposal

1. **Yes** – "We accept your price"; Move forward on diligence and other terms
2. **No** – "We're done or try again"
3. **Counter** – Offer price guidance

Key Dates

- **Oct 21st** - Offer Received from Braves
- **Oct 28th** - Advisors Formally Hired
- **Oct 31st** – Press Release Issued
- **Nov 2nd** – In-person financial working session
- **Nov 4th** – Board meeting to review financial plan
- **Nov 8th** – Board meeting to review proposal and valuation
- **Nov 11th** – Royals rejects proposal
- **Nov 15th** – Meeting between Royals/Braves advisors
- **Nov 21st** – Follow-up meeting with Braves
- **Nov 23rd** – Deep dive on tax implications with Braves
- **Nov 29th** – Follow-up tax discussion with Braves
- **Dec 6th** – Revised offer received from Braves
- **Dec 7th** – Board Meeting

Potential Next Steps if Agreement on Financial Terms

Due Diligence	▪ Facilitate review of Royals financial model / outlook ▪ Review of Braves' financial outlook ▪ Analyze Braves' outlook relative to public expectations ▪ Royals and Braves coordination on planned integration (compensation, benefits, etc.)
Contract Negotiation	▪ Braves advisors to provide draft Merger Agreement ▪ Royals advisors to conduct in-depth review of proposed transaction terms including Covenants, Closing Conditions, Termination Provisions and Reps & Warranties ▪ Royals Management team to review key business points related to Purchase Agreement
Internal and External Communications	▪ Develop script for internal communications with employees ▪ Develop script for contacting major shareholders and research analysts ▪ Consider informing major customer and suppliers, lenders and ratings agencies ▪ Coordinate any public statements that are made to the media or otherwise

Potential Next Steps

22

For Discussion Purposes Only
Goldman Sachs INVESTMENT BANKING DIVISION
Appendix A: Supplemental Upside Information Discussed with Braves

For Discussion Purposes Only

Goldman Sachs

Summary of Potential Opportunities from Combination

INVESTMENT BANKING DIVISION

	Description	Royals' Management Estimated Impact
A Synergies	■ Braves' proposal contemplates \$400mm of anticipated cost synergies which represents ~3% of Royals' sales ■ This compares to synergies in precedent tobacco transactions ranging from 3-16% of target sales (median of 5-7%) ■ In addition, synergies in precedent global consumer transactions have generally ranged from 5-10% of target sales	While the proposal notes synergies of \$400mm, there may be potential opportunities for additional cost savings
B Tax Implications	■ Royals management believes there are significant tax implications from the proposed transaction, which include the use of intercompany debt, the migration of debt outside the U.S., the allocation of overheads to the U.S., and potential R&D / leaf sourcing efficiencies ■ A combination also has practical implications, such as the elimination of taxes paid on dividends received from Royals, and the elimination of taxes paid on any Braves shares repurchased by Royals	Annual potential tax implications of \$600 - \$800mm
C Cash Flow Upside from Combination	■ Beyond synergy opportunities and additional tax implications, Royals management believes there are several one-time and ongoing cash flow benefits from a combination ■ Examples of benefits include access to Royals' offshore cash, additional cash flow flexibility from the timing of MSA payments, and meaningful leaf inventory reduction opportunities ■ There may also be dividend and share repurchase upside from adoption of Braves dividend policy (Braves has lower payout ratio than Royals), reduction of aggregate shares (a portion of the Royals equity purchase price is funded with debt/cash), ability to adjust timing of dividend payments and reduced ongoing share repurchase	\$300mm+ of potential one-time cash flow benefits and \$1bn+ of potential ongoing annual benefits
D Potential Upsides to Standalone Plan	■ Lower U.S. federal tax rate could result in substantial additional cash flow ■ Royals management believes there is a significant opportunity from investments in R&D in Vapor Transformation / NextGen products which have the potential to drive revenue growth ■ U.S. election outcome may present a more favorable regulatory environment	Incremental growth and cash flow potential

Source: Public information (including 15 years of historical transactions) and Royals management

24

For Discussion Purposes Only

Goldman Sachs

Ⓐ Evaluation of Potential Synergies

INVESTMENT BANKING DIVISION

While the proposal notes synergies of $400mm (representing ~3% of Royals' sales), Royals management believes there may be potential opportunities for additional cost savings through overhead reduction, operational improvements and financing opportunities

Precedent Information

	(% of Target Sales)	Implied Synergy Amount[1]
Precedent Tobacco Transactions[2]	3% – 16%	~$375mm - $2,000mm
Precedent Global Consumer Transactions[2]	5% – 10%	~$600mm - $1,300mm

In precedent transactions, these cost savings have come from production & purchasing, sales and marketing, best practice management and other overhead cost reductions

Potential Areas to Consider

- Based on precedent transactions, the following areas represent potential opportunities for operational synergies:
  - Procurement
  - Administrative
  - Public company expenses
  - Information Management
  - Marketing, Finance, Audit, HR
- In addition, a combination between Royals and Braves may allow for additional cost savings through:
  - Best practice implementation across organizations
  - Shared R&D and manufacturing overlap
- Furthermore, there are large balance sheet / financial opportunities in a transaction:
  - Improved credit profile for combined entity across larger geographic footprint
  - Potential refinancing opportunity given Royals' reported interest rate of ~5% and Braves' reported interest rate of ~3%

Source: Royals management

[1] Royals 2016E sales of $12.5bn, as per Royals management. [2] Sourced from publicly available information including 15 years of historical transactions. All other information comes from Royals management.

Supplemental Upside Information Discussed with Braves

25

For Discussion Purposes Only

Goldman Sachs

B Potential Tax Implications

INVESTMENT BANKING DIVISION

Royals management estimates that a combination with Royals presents significant favorable tax implications for Braves, through both tax structuring and the allocation of Braves costs to a higher tax jurisdiction

	Category	Sizing Considerations
1	Intercompany Debt	Transaction debt / cash consideration paid in the transaction creates opportunity for intercompany debt interest deductions in U.S. with potential opportunities to grow this benefit over time
2	Taxes Paid by Braves on Royals' Dividends and Proceeds From Share Repurchase	~$2.5bn-$3.0bn annual dividends in upcoming years ~$700mm-$1bn ongoing share repurchase expected per year
3	Shifting Existing Royals Debt to Braves	A portion of existing Royals debt could be shifted to Braves creating an additional interest expense deduction from intercompany debt
4	Operational Considerations	Post-transaction allocation of Braves' overhead with potential additional deductions in the U.S. Potential tax implications from R&D efficiencies and movement of costs for global leaf procurement
	Estimated Potential Total Annual Tax Savings	**$600 - $800mm**

Source: Royals management

Supplemental Upside Information Discussed with Braves

26

For Discussion Purposes Only
Goldman Sachs INVESTMENT BANKING DIVISION
C Potential Cash Flow Efficiencies
Royals management estimates that a combination between Royals and Braves presents significant opportunities to increase cash flow, utilize trapped cash and improve cash management throughout the year
One - Time Opportunities
Potential to reduce offshore leaf inventory by ~$100-150mm driven by scale and operational efficiencies
Elimination of $85mm manufacturing payment due to Royals in 2017
Ability to utilize offshore cash tax efficiently: ~$350mm of offshore (approximately $120mm of tax implications1)
Ongoing Annual Opportunities
Opportunity to leverage timing of Royals MSA payment and Braves dividend payments to drive better cash management
Current Royals dividend structure expected to pay ~$1.5-$2.0bn+ to outside shareholders annually, resulting in additional savings from:
- Adoption of Braves dividend policy (lower payout ratio)
- Fewer shares (from financing a portion of the purchase price with cash/debt)
- Results in a lower total dividend payment to current Royals shareholders, a net savings of $600mm+ annually2
Potential annual cash flow savings from reduction of existing share repurchase program ($2bn current authorization)
Total One-Time Cash Savings of $300mm+
Total Annual Efficiencies of $1bn+
Source: Royals management
1 Assumes 35% tax savings on offshore cash, as per Royals management.
2 Based on Braves existing dividend per share.
Supplemental Upside Information Discussed with Braves

For Discussion Purposes Only
Goldman Sachs INVESTMENT BANKING DIVISION
D Potential Sources of Upside
Royals management believes that there are multiple potential sources of upside for Braves’ future growth, cash flow and balance sheet
1 Lower U.S. federal tax rate could result in substantial additional cash flow
2 Accelerated growth from new revenue streams - Vapor / Transformation
3 Expansion / success of next-generation heat-not-burn tobacco products
4 U.S. election outcome may present a more favorable regulatory environment
Source: Royals management
Supplemental Upside Information Discussed with Braves

For Discussion Purposes Only
Goldman Sachs INVESTMENT BANKING DIVISION
Synergies in Precedent Tobacco Transactions
Date Announced Acquiror Target Deal Size ($mm) Announced Synergies (mm) LTM Sales (mm) Synergies as a % of Sales
01-Jun-15 TDR BAT $ 0.6 € 1 € 180 0.7%
15-Jul-14 Reynolds Lorillard 27.6 $ 800 $ 5,006 16.0%
03-Sep-08 Altria UST 11.7 $ 250 $ 1,934 12.9%
22-Feb-08 BAT Tekel 1.7 £ 30 £ 192 11.3%
01-Feb-08 BAT Skadinavisk 4.0 £ 60 £ 458 13.1%
01-Nov-07 John Middleton Altria 2.9 $ 10 $ 360 2.8%
18-Jul-07 Imperial Tobacco Altadis 22.4 € 300 € 3,970 7.6%
08-Feb-07 Imperial Tobacco Commonwealth Brands 1.9 $ 20 $ 348 5.7%
06-Dec-06 Japan Tobacco Gallaher 18.5 $ 400 $ 5,255 7.6%
01-Apr-06 Reynolds Conwood 3.5 $ 20 $ 450 4.4%
28-Oct-03 RJR Brown & Willamson 3.0 $ 500 $ 4,200 11.9%
16-Jul-03 BAT ETI 2.6 € 35 € 669 5.2%
07-Mar-02 Imperial Tobacco Reemtsma 5.1 € 279 € 2,348 11.9%
Median of Transactions with Synergies 7.6%
Median of all Tobacco Transactions1 5.7%
Source: Company filings
1 Includes BAT / Souza Cruz, JTI / Gryson, BAT / Protabaco, BAT / Bentoel, where no synergies were announced.
Supplemental Upside Information Discussed with Braves

For Discussion Purposes Only

Goldman Sachs

Synergies in Precedent Tobacco Transactions

INVESTMENT BANKING DIVISION

Group	Date	Acquirer	Target	Deal Size ($bn)	Announced Synergies as % of Target Sales	Commentary
Transactions W/ Comparable Synergies	Dec-2006	Japan Tobacco	Gallaher	$18.5	7.6%	■ Expands JTI's positioning in Western Europe (JTI was strong in Spain, France and Italy while Gallaher was strong in Britain, Ireland, Austria and Sweden) ■ Estimated significant marketing / promotional savings, along with overhead and other cost savings
	Jul-2007	Imperial	Altadis	$22.4	7.6%	■ Represents Imperial's acquisition of world's top maker of cigars ■ Significant geographic overlap with sales primarily in Europe (Spain and France) ■ Synergies were expected to come from supply chain, manufacturing and back office overlap
	Feb-2007	Imperial	Common-wealth	$1.9	5.7%	■ Represents Imperial's entry into the U.S. market ■ Synergies mainly related to avoidance of start-up costs, revenue synergies and "interchange of expertise" ■ Imperial's goal was to build upon existing infrastructure as opposed to cost cutting and other sales force rationalization
	Jul-2003	BAT	ETI	$2.6	5.2%	■ Acquisition of Italy's state tobacco company ■ Existing agreement with Italian trade union limited scope for factory closures and other redundancies ■ Anticipated synergies were limited to overhead and procurement efficiencies
	Apr-2006	Reynolds	Conwood	$3.5	4.4%	■ Represents entry into largely new category (U.S. smokeless) ■ Reynolds did not plan to integrate distribution networks in the near to immediate term which limited scope for potential synergies
Transactions w/ No Synergies	Mar-2015	BAT	Souza Cruz	$9.8	-	■ Buyout of remaining 24.7% stake in Souza Cruz ■ Given Souza Cruz was already consolidated pre-acquisition, there were no announced synergies ■ Anchors BAT's expansion into Latin America
	May-2012	JTI	Gryson	$0.6	-	■ Roll Your Own product focus, expansion of existing facilities ■ Diverse geographic base across Western Europe and other small markets
	May-2011	BAT	Protabaco	$0.5	-	■ Expands BAT's presence in Colombia raising BAT from 3rd to 2nd place ■ Potential opportunity for distribution synergies but no number was disclosed
	Jun-2009	BAT	PT Bentoel	$0.7	-	■ Acquisition of 85% stake to enter Indonesian market ■ Manufactured cigarettes as well as Kreteks (cigarettes with tobacco and cloves)

Source: Company filings and other public information.

Supplemental Upside Information Discussed with Braves

30

For Discussion Purposes Only
Goldman Sachs INVESTMENT BANKING DIVISION
Appendix B: Supplemental Squeeze-out Information

For Discussion Purposes Only

Goldman Sachs

INVESTMENT BANKING DIVISION

Selected Precedent Squeeze Outs Since 2005 (1/3)

Includes US Targets; >$1bn Transaction Value; Acquiror Ownership of Target >15% and <50% Prior to Transaction

Target	Acquiror	Acq. % Ownership of Target Prior to Transaction	Date Initial Offer Announced	Deal Value ($mm)	Timeline (Dashes = Months)	Initial / Final Premium to 1 Day	Value (Consideration) Progression	Total % Increase in Offer
Talen Energy Corp[1]	Riverstone Holdings LLC	35.0 %	06/03/2016	$ 4,293		17.3 % / 17.3 %	$14.00 (100/0)	-
Rouse Properties	Brookfield Asset Management	31.5	1/19/2016	2,378		26.0 / 35.3	$17.00 (100/0) → $18.25 (100/0)	7.4
Northern Tier Energy LP	Western Refining	38.4	10/26/2015	1,782		14.0 / 16.9	$27.62 (63/37) → $28.34 (53/47)	2.6
GrafTech International[2]	Brookfield Asset Management	21.9	04/29/2015	1,054		13.1 / 14.3	$5.00 (100/0) → $5.05 (100/0)	1.0
Dole Food Co.	David H Murdock *Chairman, Former CEO*	37.6	06/11/2013	1,018		17.6 / 32.4	$12.00 (100/0) → $13.50 (100/0)	12.5
Jefferies Group	Leucadia National	28.6	11/12/2012	2,561		23.8 / 23.8	$21.38 (0/100)	-
M&F Worldwide	MacAndrews & Forbes Holdings	42.7	06/13/2011	2,289		41.5 / 47.4	$24.00 (100/0) → $25.00 (100/0)	4.2
Mediacom Communications	Rocco Commisso *Founder, CEO, Chairman*	38.9	06/01/2010	3,613		12.6 / 64.2	$6.00 (100/0) → $8.75 (100/0)	45.8
Burlington Northern Santa Fe	Berkshire Hathaway	23.0	11/03/2009	35,948		31.5 / 31.5	$100.00 (60/40)	-
Pepsi Bottling Group	PepsiCo	29.2	04/20/2009	4,279		17.1 / 44.8	$29.50 (50/50) → $36.50 (50/50)	23.7



M
M
M
T
M
M
M
M
M
M
3M
6M
9M

Initial Offer Announcement · First Price Increase · Second Price Increase · Final Merger Agreement Announced · Close of Transaction

Source: Public filings, DealPoint

Note: (1) Transactions listed by date of initial public announcement of offer. (2) Parentheses in price progression represents % cash / % stock breakdown. (3) M represents merger and T represents tender offer.

[1] Transaction is expected to close by end of the year 2016.

[2] Tender offer opened 26-May-2015 and expired 7-July-2015.

Supplemental Squeeze-out Information

32

For Discussion Purposes Only

Goldman Sachs | INVESTMENT BANKING DIVISION

Selected Precedent Squeeze Outs Since 2005 (2/3)

Includes US Targets; >$1bn Transaction Value; Acquiror Ownership of Target >15% and <50% Prior to Transaction

Target	Acquiror	Acq. % Ownership of Target Prior to Transaction	Date Initial Offer Announced	Deal Value ($mm)	Timeline (Dashes = Months)	Initial / Final Premium to 1 Day	Value (Consideration) Progression	Total % Increase in Offer
PepsiAmericas	PepsiCo	42.5 %	04/20/2009	$10,758		17.1 % / 43.4 %	$23.27 (50/50) → $28.50 (50/50)	22.5 %
Sovereign Bancorp	Banco Santander	24.3	10/13/2008	1,910		3.5 / 3.5	$3.81 (0/100)	-
ASE Test	ASE Group	36.0	09/04/2007	1,200		25.6 / 25.6	$14.78 (100/0)	-
Pacific Energy Partners	Plains All American Pipeline	24.5	06/12/2006	1,615		10.6 / 10.6	$17.75 (0/100)	-
Trizec Properties	Brookfield Properties Corp. / Blackstone Group	37.1	06/05/2006	4,747		17.9 / 17.9	$29.01 (100/0)	-
William Lyon Homes	General William Lyon	46.7	03/17/2006	1,221		22.9 / 44.0	$93.00 (100/0) → $100.00 (100/0) → $109.00 (100/0)	17.2
Lafarge North America¹	Lafarge SA	48.9	02/06/2006	3,227		16.7 / 33.1	$75.00 (100/0) → $82.00 (100/0) → $85.50 (100/0)	14.0
Nextel Partners	Sprint Nextel Corp	29.2	10/24/2005	7,545		11.7 / 11.7	$28.50 (100/0)	-
Chiron Corp	Novartis AG	42.0	09/01/2005	6,625		9.8 / 31.7	$40.00 (100/0) → $45.00 (100/0) → $48.00 (100/0)	20.0


M
T
3M
6M
9M
Initial Offer Announcement
First Price Increase
Second Price Increase
Final Merger Agreement Announced
Close of Transaction

Average: Average Offer Price Bumps: 1 | Average Time to First Price Bump: ~3M | Average Time to Close: ~7M | Average Premium: 18.4 % / 28.9 % | ~9.0 %

Source: Public filings, DealPoint

Note: (1) Transactions listed by date of initial public announcement of offer. (2) Parentheses in price progression represents % cash / % stock breakdown. (3) M represents merger and T represents tender offer.

¹ Tender offer expired on 12-May-2006.

Supplemental Squeeze-out Information

33

For Discussion Purposes Only

Goldman Sachs

Selected Precedent Squeeze Outs Since 2005 (3/3)

INVESTMENT BANKING DIVISION

Includes US Targets; >$1bn Transaction Value; Acquiror Ownership of Target >50% Prior to Transaction

Target	Acquiror	Acq. % Ownership of Target Prior to Transaction	Date Initial Offer Announced	Deal Value ($mm)	Initial / Final Premium to 1 Day Prior	Value (Consideration) Progression	Total % Increase in Offer
Clearwire Corp	Sprint Nextel Corp	50.4 %	12/17/2012	$ 3,330	8.3% / 108.3%	$2.60 (100/0) → $2.97 (100/0) → $3.40 (100/0) → $5.00 (100/0)	92.3 %
Gerdau Ameristeel	Gerdau Steel North America Inc	66.3	06/02/2010	1,607	52.6 / 52.6	$11.00 (100/0)	-
Odyssey Re Holdings Corp	Fairfax Financial Holdings Ltd	72.6	09/08/2009	1,050	19.5 / 29.4	$60.00 (100/0) → $65.00 (100/0)	8.3
UnionBanCal Corp	Bank of Tokyo-Mitsubishi UFJ	65.4	08/12/2008	3,707	8.3 / 26.3	$63.00 (100/0) → $73.50 (100/0)	16.7
Genentech	Roche Holding AG	55.9	07/21/2008	46,695	8.8 / 16.1	$89.00 (100/0) → $86.50 (100/0) → $93.00 (100/0) → $95.00 (100/0)	6.7
Nationwide Financial Services	Nationwide Mutual Insurance Co	66.5	03/10/2008	2,450	24.4 / 37.8	$47.20 (100/0) → $52.25 (100/0)	10.7
TD Banknorth	Toronto-Dominion Bank	57.0	11/20/2006	3,232	6.5 / 6.5	$32.33 (100/0)	-
7-Eleven	IYG Holding Co	72.7	09/01/2005	1,301	14.7 / 32.3	$32.50 (100/0) → $37.50 (100/0)	15.4
UGC Holdings	Liberty Media	54.0	1/17/2005	3,618	3.5 / 3.5	$9.58 (20/80)	-
Fox Entertainment	News Corp	82.0	1/10/2005	7,054	7.4 / 9.8	$33.54 (0/100) → $34.27 (0/100)	2.2
Average:	**Average Offer Price Bumps: 1**	**Average Time to First Price Bump: ~3M**		**Average Time to Close: ~5M**	**Average Premium: 15.4 % / 32.3 %**		**~15.2 %**

Timeline (Dashes = Months)



M
T
3M
6M
9M

Source: Public filings, DealPoint ● Initial Offer Announcement ● First Price Increase ● Second Price Increase ● Third Price Increase ● Final Merger Agreement Annc. ● Close of Transaction

Note: (1) Transactions listed by date of initial announcement date. (2) Parentheses in price progression represents % cash / % stock breakdown. (3) M represents merger and T represents tender offer.

Supplemental Squeeze-out Information

34

For Discussion Purposes Only
Goldman Sachs INVESTMENT BANKING DIVISION
Appendix C: Supplemental Preliminary Valuation Information

For Discussion Purposes Only
Goldman Sachs INVESTMENT BANKING DIVISION
Royals and Braves EV / NTM EBITDA Relative to Peers and Braves Offer
16x 14x 12x 10x 8x 6x 4x 2x 0x
Average 3M YTD 3Y 5Y 10Y
Royals 12.7 x 13.1 x 11.7 x 10.5 x 8.8 x
Braves 12.2 11.6 10.3 9.7 9.1
Tobacco Peers1 13.0 13.3 12.0 11.0 10.3
14.7x (Implied by Braves Offer)3
12.4 x 12.3 x 11.6 x
Royals Braves Tobacco Peers1
Oct-2006 Jun-2008 Feb-2010 Oct-2011 Jun-2013 Feb-2015 Oct-2016
Average 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016YTD
Royals 8.6 x 8.4 x 6.9 x 5.7 x 6.8 x 8.0 x 8.6 x 9.1 x 10.3 x 12.5 x 13.1 x
Braves Adjusted2 8.5 9.4 9.1 8.1 8.0 8.2 8.9 9.0 9.5 10.4 11.6
Tobacco Peers1 10.5 11.3 10.0 8.5 8.8 8.8 9.6 9.7 10.8 12.5 13.3
Source: IBES, Bloomberg, Market data as of 20-Oct-2016
1 Tobacco Peers include Altria, Imperial Brands, ITC, Japan Tobacco and Philip Morris.
2 Braves Adjusted equals Braves market capitalization minus value of Braves stake in Royals and ITC plus Braves Net Debt divided by total EBITDA.
3 Reflects value of Braves offer of 20-Oct-2016.
Supplemental Preliminary Valuation Information

For Discussion Purposes Only

Goldman Sachs

Selected U.S. Focused Consumer Staples Peers

INVESTMENT BANKING DIVISION

Index includes U.S. Companies with Greater than 60% U.S. Domestic Revenues

Companies Included in US. Focused Consumer Index	Latest FY % U.S. Revenue	Stock Price Return Since Offer Date
CVS	100 %	(11)%
Whole Foods	97 %	9 %
Hormel	94 %	(10)%
JM Smucker	93 %	(3)%
Sysco	89 %	12 %
Dr. Pepper	89 %	(1)%
Clorox	83 %	(5)%
Church & Dwight	83 %	(7)%
Hershey	83 %	3 %
Campbell	81 %	8 %
Monster	79 %	(8)%
Walmart	74 %	2 %
Costco	73 %	1 %
General Mills	72 %	0 %
Walgreens	71 %	5 %
Kellogg	63 %	(3)%

Companies Excluded from U.S. Focused Consumer Index	Latest FY % U.S. Revenue	Stock Price Return Since Offer Date
Tobacco Peers		
Altria	100 %	3 %
Royals	95 %	16 %
PMI	0 %	(8)%
Less than 60% U.S. Revenue		
Pepsi	56 %	(5)%
Kimberly Clarke	51 %	(5)%
Coke	49 %	(3)%
ADM	47 %	4 %
P&G	41 %	(2)%
Estee Lauder	37 %	(11)%
Coty	29 %	(21)%
Mead Johnson	27 %	(9)%
Mondelez	21 %	(3)%
Colgate	20 %	(9)%
Molson Coors	3 %	(12)%
Outliers[1]		
Tyson	98 %	(18)%
Constellation Brands	91 %	(11)%
ConAgra	87 %	(22)%

Source: CapIQ, Company filings as of 5-Dec-2016
Note: Stock price return since offer dated defined as the individual stock return since from 20-Oct-2016 to 5-Dec-2016.
[1] Tyson excluded due to their stock price reaction from their recent earnings performance. Constellation Brands excluded due to their portfolio of imported Mexican beers. ConAgra excluded due to their recently announced spin.

Supplemental Preliminary Valuation Information 37

For Discussion Purposes Only

Goldman Sachs

Relative Sizing of Largest Listed Tobacco Players

INVESTMENT BANKING DIVISION


Enterprise Value
$ 177 bn
$ 102 bn
Excludes 10% ownership of ABI ($28bn)
$ 91 bn
Excludes 42% ownership of Royals ($28bn) & 30% ownership of ITC ($13bn)
$ 79 bn
$ 78 bn
$ 62 bn
$ 41 bn
China National Tobacco Represents the World's Largest Private Tobacco Company with Estimated Annual Volumes of 2.4tn sticks

		Philip Morris International	Altria	British American Tobacco	RAI	JT	Imperial Brands	ITC
Financial Statistics	Equity Value - Adjusted($bn)	$ 150	$ 93	$ 68	$ 67	$ 73	$ 45	$ 43
	Net Debt / 2016E EBITDA	2.3 x	1.0 x	3.2 x	1.9 x	0.7 x	3.7 x	(0.8)x
	Credit Ratings	A/A2	A-/A3	A-/A3	BBB/Baa3	AA-/Aa3	BBB/Baa3	NA/NA
Size & Growth	2016E Revenue ($bn)	$ 27	$ 19	$ 18	$ 12	$ 21	$ 10	$ 6
	2016E EBITDA Margin	44.0 %	48.3 %	39.6 %	47.9 %	34.0 %	46.8 %	38.1 %
	2016-18E Revenue CAGR	5.7 %	1.9 %	6.2 %	4.0 %	2.4 %	4.6 %	10.4 %
Valuation	2017E EV/EBITDA	13.8 x	10.3 x	11.4 x	12.3 x	11.0 x	12.2 x	15.7 x
	2017E P/E	19.3 x	18.4 x	17.3 x	18.5 x	16.7 x	13.6 x	24.1 x
	Dividend Yield	4.4 %	3.9 %	4.3 %	3.9 %	3.3 %	3.8 %	3.6 %

Source: Company filings, IBES, Cap IQ, as of 20-Oct-2016, Euromonitor
Assumes currency conversion for USD/ GBP of 1.22, USD/ JPY of 0.010, USD/ INR of 0.015.

Supplemental Preliminary Valuation Information
38

For Discussion Purposes Only
Goldman Sachs INVESTMENT BANKING DIVISION
Royals Illustrative Weighted Average Cost of Capital
Illustrative WACC Calculation
As of 20-Oct-16 As of 5-Dec-16
Assumptions
Risk Free Rate (RF)1 2.1% 2.7%
Market Risk Premium (Rp)2 6.9% 6.9%
Tax Rate (t) 38.6% 38.6%
Pre-Tax Cost of Debt3 3.1% 3.6%
Target Capital Structure
Debt / Total Capitalization4 15.2% 15.2%
Equity / Target Capitalization 84.8% 84.8%
Weighted Average Cost of Capital
After-Tax Cost of Debt 1.9% 2.2%
Assumed Equity Beta (Be)5 0.55 0.55
Cost of Equity 5.9% 6.5%
WACC 5.3% 5.8%
Equity Beta
Debt / Total Capitalization
5.0% 10.0% 15.0% 20.0%
0.50 6.0% 5.8% 5.6% 5.4%
0.55 6.3% 6.1% 5.9% 5.6%
0.60 6.6% 6.4% 6.2% 5.9%
Royals and Peer Metrics
Equity Beta Asset Beta
Company Axioma Historical Axioma Predicted Axioma Historical Axioma Predicted Current Debt / Total Capitalization Net Debt / Total Capitalization
Royals 0.48 0.75 0.44 0.68 12.6% 14.4%
US Peers
Altria 0.47 0.73 0.45 0.70 6.6% 7.0%
Philip Morris 0.54 0.78 0.48 0.69 15.6 18.5
Average 0.50 0.75 0.47 0.70 11.1% 12.8%
International Peers
Braves 1.05 0.89 0.90 0.77 18.5% 22.7%
Imperial Brands 0.91 0.92 0.69 0.71 29.9 42.7
ITC Limited 0.86 0.94 0.88 0.97 (5.0) (4.8)
Japan Tobacco 0.77 0.93 0.73 0.88 6.4 6.9
Median 0.88 0.92 0.81 0.82 12.5% 14.8%
Average 0.89 0.92 0.80 0.83 12.5 16.9
Source: Ibbotson, Axioma, and market data as of 5-Dec-2016
1 Risk-free rate based on 20-year government bonds.
2 Equity risk premium based on data from 1974 through 2015.
3 Pre-tax cost of debt based on Royals 10-yr USD denominated bonds.
4 Based on target leverage of 2.0x LTM Debt / EBITDA per Royals Management guidance and market capitalization as of 20-Oct-2016.
5 Equity beta based on Royals 2-yr historical Axioma beta.
Supplemental Preliminary Valuation Information

For Discussion Purposes Only

Goldman Sachs | INVESTMENT BANKING DIVISION

Braves Illustrative Weighted Average Cost of Capital

Illustrative WACC Calculation

	As of 20-Oct-16	As of 5-Dec-16
Assumptions		
Risk Free Rate (RF)[1]	1.8 %	1.9 %
Market Risk Premium (Rp)[2]	6.5 %	6.5 %
Tax Rate (t)	30.0 %	30.0 %
Pre-Tax Cost of Debt[3]	2.6 %	2.6 %
Target Capital Structure		
Debt / Total Capitalization[4]	21.3 %	21.3 %
Equity / Target Capitalization	78.7 %	78.7 %
Weighted Average Cost of Capital		
After-Tax Cost of Debt	1.8 %	1.8 %
Assumed Equity Beta (B_e)[5]	0.95	0.95
Cost of Equity	8.0 %	8.1 %
WACC	**6.6 %**	**6.8 %**

		Debt / Total Capitalization		
		15.0 %	**21.3 %**	**25.0 %**
Equity Beta	**0.80**	6.3 %	6.0 %	5.8 %
	0.95	7.1 %	6.8 %	6.5 %
	1.10	8.0 %	7.5 %	7.3 %

Braves and Peer Metrics

	Equity Beta		Asset Beta			
Company	Axioma Historical	Axioma Predicted	Axioma Historical	Axioma Predicted	Current Debt / Total Capitalization	Net Debt / Total Capitalization
Braves	**1.05**	**0.89**	**0.90**	**0.77**	**18.5 %**	**22.7 %**
US Listed Peers						
Altria	0.47	0.73	0.45	0.70	6.6 %	7.0 %
Philip Morris	0.54	0.78	0.48	0.69	15.6	18.5
Royals	0.48	0.75	0.44	0.68	12.6	14.4
Median	**0.48**	**0.75**	**0.45**	**0.69**	**12.6 %**	**14.4 %**
Average	**0.50**	**0.75**	**0.46**	**0.69**	**11.6**	**13.3**
International Peers						
Imperial Brands	0.91	0.92	0.69	0.71	29.9 %	42.7 %
ITC Limited	0.86	0.94	0.88	0.97	(5.0)	(4.8)
Japan Tobacco	0.77	0.93	0.73	0.88	6.4	6.9
Median	**0.86**	**0.93**	**0.73**	**0.88**	**6.4 %**	**6.9 %**
Average	**0.84**	**0.93**	**0.77**	**0.85**	**10.4**	**14.9**

Source: Ibbotson, Axioma, and market data as of 5-Dec-2016

[1] Risk-free rate based on 20-year government bonds.

[2] Equity risk premium based on data from 1974 through 2015.

[3] Pre-tax cost of debt based on Braves 10-yr GBP denominated bonds.

[4] Based on target leverage of 3.0x LTM Debt / EBITDA per Braves FY15 earnings call and market capitalization as of 20-Oct-2016.

[5] Equity beta based on the midpoint of Braves historical 2 year Axioma beta.

Supplemental Preliminary Valuation Information 40

For Discussion Purposes Only
Goldman Sachs INVESTMENT BANKING DIVISION
A1 Preliminary Illustrative Public Market Present Value of Future Share Price Analysis | Base Plan
Based on 1 Year Forward P/E Multiples | Royals Management Projections
Note: Analysis reflects valuation as of 30-Sep-2016.
Proposed Braves offer not received until a future date.
Future Value of Stock Price
$100 $90 $80 $70 $60 $50 $40 $30 $20
$74.08 $67.23 $60.42 $68.95 $51.19 $56.22 $62.57 $56.23 $54.93 $52.32 $54.92 $60.51
$47.64 $45.92 $49.35 $41.81
Today Dec-16
Dec-17 Dec-18
Dec-19 Dec-20
20.2x Forward P/E (YTD Average NTM P/E)
18.8x Forward P/E (Pre-Offer NTM P/E)
16.5x Forward P/E (5 Year Average NTM P/E)
Present Value of Future Stock Price + Dividends at 6.5 % Cost of Equity
Weighted Repurchase Price
$100 $90 $80 $70 $60 $50 $40 $30 $20
$61.23 $65.16 $56.87
$54.93 $50.85 $54.38 $61.25
$57.44 $53.24
$50.78 $54.82
$47.37 $51.22
$47.29
$41.64 $44.88
Today Dec-16
Dec-17 Dec-18 Dec-19
Dec-20
Value If Held
20.2x $50.85 $54.40 $56.93 $61.40 $65.46
18.8x $47.35 $50.80 $53.30 $57.60 $61.53
16.5x $41.62 $44.88 $47.33 $51.36 $55.08
Dec-2016 Dec-2017 Dec-2018 Dec-2019 Dec-2020 ’16 - ’20 CAGR
NTM EPS $2.53 $2.78 $2.99 $3.33 $3.67 9.7%
LTM DPS $1.65 $1.99 $2.16 $2.36 $2.58 11.8%
Debt ($mm) $13,166 $12,586 $13,868 $14,172 $13,040 (0.2)%
Cash ($mm) $1,204 $600 $1,733 $1,882 $746 (11.3)%
Share Repurchase ($mm) $(528) $(789) $(852) $(1,000) $(1,000) -
% of Shares Repurchased 0.4% 0.9% 0.6% 0.9% 0.8% -
Source: Royals management Note: Discounted to 30-Sep-2016.
Supplemental Preliminary Valuation Information

For Discussion Purposes Only

Goldman Sachs | INVESTMENT BANKING DIVISION

A2 Preliminary Overview of Illustrative Levered Recap Scenario

Baa3 | 3.5x Adj. Leverage | 3.5% Interest | $12bn Total Share Repurchase[1]

($ in millions, except per share data)

		2017	2018	2019	2020	2021
Debt Issuance	Incremental Debt Raised	$ 7,380	$ 690	$ 1,279	$ 210	$ 215
	(-) Cash Interest	(82)	(172)	(194)	(210)	(215)
	Additional Cash for Share Repurchases	**$ 7,298**	**$ 518**	**$ 1,085**	**$ 0**	**$ 0**
Share Repurchase	Base Plan Cash For Share Repurchase	$ 789	$ 852	$ 930	$ 0	$ 0
	Net Shares Repurchased[2]	131	16	26	(1)	(1)
	Pro Forma Shares Outstanding	**1,294**	**1,277**	**1,252**	**1,253**	**1,254**
EPS Impact	Base Plan EPS	$ 2.53	$ 2.78	$ 2.99	$ 3.33	$ 3.67
	Pro Forma EPS	**$ 2.70**	**$ 2.92**	**$ 3.16**	**$ 3.49**	**$ 3.82**
	% Accretion	*6.6 %*	*4.9 %*	*5.8 %*	*4.9 %*	*4.3 %*
Dividend Impact	Base Plan Dividends Per Share	$ 1.99	$ 2.16	$ 2.36	$ 2.58	$ 2.83
	Pro Forma Dividends Per Share	**$ 2.17**	**$ 2.37**	**$ 2.62**	**$ 2.84**	**$ 3.09**
	% Growth	*9.1 %*	*9.8 %*	*11.0 %*	*9.9 %*	*9.0 %*
Leverage Impact	Pro Forma Debt / EBITDA	3.2 x	3.2 x	3.2 x	2.7 x	2.6 x
	Pro Forma Moody's Adjusted Debt / EBITDA	**3.5 x**	**3.5 x**	**3.5 x**	**2.9 x**	**2.9 x**
Additional Capital Return	**Debt Capacity for Additional Dividend**	**$ 0**	**$ 0**	**$ 0**	**$ 4,363**	**$ 5,476**

Source: Royals management, assumes shares repurchased at 22.0 x NTM P/E at an even rate throughout the year per Royals management.
[1] Includes $528mm forecast share repurchase in Q4 2016 per Royals management.
[2] Assumes de minimis dilution per year from restricted stock issuance.

Supplemental Preliminary Valuation Information 42

For Discussion Purposes Only
Goldman Sachs INVESTMENT BANKING DIVISION
A2 Preliminary Illustrative Public Market Present Value of Future Share Price Analysis | Levered Recap to 3.5x
Based on 1 Year Forward P/E Multiples | Royals Management Projections
Note: Analysis reflects valuation as of 30-Sep-2016.
Proposed Braves offer not received until a future date.
Future Value of Stock Price at 6.5 % Cost of Equity
$77.26 $80
$70.51 $70
$63.92 $71.91
$59.01 $65.62
$60 $54.54 $59.49 $63.11
$50 $54.93 $50.76 $54.92 $57.59
$52.21 $48.20
$40 $44.55
$30 $20
Today Dec-16 Dec-17 Dec-18 Dec-19 Dec-20
20.2x Forward P/E (YTD Average NTM P/E) 18.8x Forward P/E (Pre-Offer NTM P/E) 16.5x Forward P/E (5 Year Average NTM P/E)
Present Value of Future Stock Price + Dividends at 6.5 % Cost of Equity
Weighted Price Repurchase
$80 $70 $60 $50 $40 $30 $20
$67.25 $63.71 $59.88
$57.01 $63.20
$54.15 $59.76 $56.05
$54.93 $50.44 $53.24 $56.55
$53.27 $49.76 $47.04 $44.33
Today Dec-16 Dec-17 Dec-18 Dec-19 Dec-20
If Value Held
20.2x $54.15 $57.15 $60.35 $64.68 $68.72
18.8x $50.43 $53.37 $56.50 $60.70 $64.63
16.5x $44.31 $47.16 $50.19 $54.15 $57.90
Dec-2016 Dec-2017 Dec-2018 Dec-2019 Dec-2020 ’16 - ’20 CAGR
NTM EPS $2.70 $2.92 $3.16 $3.49 $3.82 9.1%
LTM DPS $1.65 $2.17 $2.37 $2.62 $2.84 14.5%
Debt ($mm) $13,166 $19,966 $21,939 $23,521 $21,599 13.2%
Cash ($mm) $1,204 $600 $1,733 $1,951 $817 (9.3)%
Share Repurchase ($mm) $(528) $(8,087) $(1,370) $(2,015) $0 -
% of Shares Repurchased 0.4% 9.1% 1.2% 1.8% (0.1)% -
Source: Royals management
Note: Levered recap scenario assumes 3.5% interest on new debt, maintenance of 3.5x debt / EBITDA per Royals management. Shares repurchased at 22.0x NTM P/E per Royals management. Discounted to 30-Sep-2016.
Supplemental Preliminary Valuation Information

For Discussion Purposes Only

Goldman Sachs

B1 Preliminary Illustrative Discounted Cash Flow Analysis

INVESTMENT BANKING DIVISION

Implied Equity Value Per Share of Royals

($ in millions, except per share data)

Note: Analysis reflects valuation as of 30-Sep-2016. Proposed Braves offer not received until a future date.

Equity Value per Share – Valuation Sensitivities

WACC	Perpetuity Growth Rate (0.5)%	0.0 %	0.5 %
5.00%	$ 59.31	$ 64.87	$ 71.67
5.75%	$ 51.16	$ 55.31	$ 60.24
6.50%	$ 44.76	$ 47.95	$ 51.67

Equity Value per Share – Operational Sensitivities (5.75% WACC, 0.0% PGR)

2021 EBITDA Margin	'16-'21 Revenue CAGR 3.9 %	4.9 %	5.9 %
53.7%	$ 51.37	$ 54.09	$ 56.92
54.7%	$ 52.53	$ 55.31	$ 58.19
55.7%	$ 53.69	$ 56.52	$ 59.45

% of EV from Terminal Value

WACC	Perpetuity Growth Rate (0.5)%	0.0 %	0.5 %
5.0%	78.5 %	80.2 %	81.9 %
5.8%	76.0 %	77.6 %	79.2 %
6.5%	73.6 %	75.1 %	76.7 %

Implied Terminal LTM EBITDA Multiple

WACC	Perpetuity Growth Rate (0.5)%	0.0 %	0.5 %
5.0%	10.9 x	12.1 x	13.5 x
5.8%	9.6 x	10.5 x	11.6 x
6.5%	8.6 x	9.3 x	10.1 x

Source: Public filings, Royals management

Note: Free cash flow discounted to 30-Sep-2016 using mid-year convention for cash flows. Terminal value calculated as of 2021. Net debt of $11,220mm, comprised of $1,868mm cash, $61mm short term investments, $13,179mm debt in calculation of equity value per 30-Sep-2016, all per Royals management. Assumes 1,431mm shares outstanding (Includes 4.913mm RSUs) per Royals management. Assumes marginal tax rate of 36.8% per Royals management.

Supplemental Preliminary Valuation Information

44

For Discussion Purposes Only

Goldman Sachs | INVESTMENT BANKING DIVISION

B2 Preliminary Illustrative Discounted Cash Flow Analysis

Implied Equity Value Per Share of Cost Savings

($ in millions, except per share data)

Key Assumptions

1. Reflects initial Braves estimate of operational synergies of $500mm – **4.0% of Royals sales**
2. Royals Management estimate of potential synergies with upside from "best-in-class" principles across Royals and Braves footprint, consistent with previously announced tobacco transactions – **4.7% of Royals sales**
3. Royals Management estimate of potential upside operational synergies combined with the tax implications of transaction – **11.9% of Royals sales**

Equity Value of Capitalized Cost Savings ($mm)

WACC	Savings as % of Sales: 4.0%	4.7%	11.9 %
5.00%	$ 6,670	$ 7,876	$ 19,876
5.75%	$ 5,800	$ 6,849	$ 17,283
6.50%	$ 5,131	$ 6,058	$ 15,289

Implied Equity Value of 100% of Total Cost Savings Per Non-Braves Share of Royals[1]

WACC	Savings as % of Sales: 4.0%	4.7%	11.9%
5.00%	$ 8.09	$ 9.56	$ 24.12
5.75%	$ 7.04	$ 8.31	$ 20.97
6.50%	$ 6.23	$ 7.35	$ 18.55

Implied Equity Value of Total Cost Savings per Royals Share if Pro Rata[2]

WACC	Savings as % of Sales: 4.0%	4.7%	11.9%
5.00%	$ 4.66	$ 5.50	$ 13.89
5.75%	$ 4.05	$ 4.79	$ 12.08
6.50%	$ 3.59	$ 4.23	$ 10.69

Source: Public filings, Royals management

[1] Reflects 100% of synergies relative to 58% of total shares not currently owned by Braves an illustrative blended tax rate of 33.3% per Royals management and Wall Street Research (100% of the synergies for ~58% of equity purchase price).

[2] Assumes synergies are reflected relative to all Royals shareholders at an illustrative blended tax rate of 33.3%.

Supplemental Preliminary Valuation Information 45

For Discussion Purposes Only
Goldman Sachs
Braves and Royals Anticipated Dividend Timing
INVESTMENT BANKING DIVISION
Royals Anticipated Quarterly Dividends Per Share
Estimated Ex-Date
Estimated Payable Date
Dividend Per Share
12/8/2016 1/3/2017 $0.46
3/7/2017 4/1/2017 $0.46
6/6/2017 7/3/2017 $0.51
9/5/2017 10/2/2017 $0.51
12/7/2017 1/3/2018 $0.51
Braves Anticipated Quarterly Dividends Per Share
Estimated Ex-Date
Estimated Payable Date
Dividend Per Share
Adjusted DPS to Royals1
3/6/2017 5/4/2017 £1.11 $0.70
8/7/2017 9/29/2017 £0.54 $0.34
3/15/2018 5/3/2017 £1.12 $0.70
Source: Royals and Braves management projections and Wall Street Research projections, market data as of 05-Dec-2016
1 Calculated as Braves anticipated dividends per share multiplied by the exchange ratio implied by the current offer (0.4923) multiplied by the exchange rate as of 05-Dec-2015 (1.2703).
Supplemental Preliminary Valuation Information

For Discussion Purposes Only

Goldman Sachs

INVESTMENT BANKING DIVISION

Return On Invested Capital Calculation

As of 05-Dec-2016

($ in millions)

Purchase of Entire Company			Purchase of 58% of Company		
Use of Funds	As of 20-Oct-2016 - Original Offer	As of 5-Dec-2016 - Revised Offer	Use of Funds	As of 5-Dec-2016 - Revised Offer	
Total Equity Value	$ 80,837	$ 80,987	58% of Equity	$ 46,945	
Total Existing Net Debt	11,220	11,220	58% of Existing Net Debt	6,504	
Illustrative Transaction Fees	300	300	Illustrative Transaction Fees	300	
Total	**$ 92,357**	**$ 92,507**	**Total**	**$ 53,749**	
NOPAT	**2019**	**2019**	**NOPAT**	**2019**	
100% EBIT	$ 7,164	$ 7,164	58% EBIT	$ 4,153	
Royals Tax Rate	(36.2)%	(36.2)%	Royals Tax Rate	(36.2)%	
Royals NOPAT	**$4,571**	**$4,571**	**Royals NOPAT**	**$2,650**	
Operational Synergies	400	500	Operational Synergies	500	
Blended Tax Rate	(32.7)%	(32.7)%	Blended Tax Rate	(32.7)%	
Synergy NOPAT	**$269**	**$336**	**Synergy NOPAT**	**$336**	
NOPAT Pre - Tax Implications	**$ 4,841**	**$ 4,908**	**NOPAT Pre - Tax Implications**	**$ 2,986**	
ROIC	***5.2 %***	***5.3 %***	***ROIC***	***5.6 %***	
Tax Implications	-	600	**Tax Implications**	600	700
Total NOPAT	**$ 4,841**	**$ 5,508**	**Total NOPAT**	**$ 3,586**	**$ 3,686**
ROIC	***5.2 %***	***6.0 %***	***ROIC***	***6.7 %***	***6.9 %***

Source: IBES, Bloomberg as of 05-Dec-2016, tax rates, financial projections and operational synergies per Royals management and Wall Street Research

Supplemental Preliminary Valuation Information

47

For Discussion Purposes Only

Goldman Sachs

C Selected Precedent Tobacco Transactions (2005 – 2015)

INVESTMENT BANKING DIVISION

Date Announced	Acquirer	Target	Deal Size[1] ($bn)	Premium[2] Undisturbed	Premium[2] 52-Week High	Cash / Stock Mix	Acquirer Cost of Financing	Reported EV / LTM EBITDA[1]	Premium to Tobacco Sector Median[3]	Synergized EV / LTM EBITDA
Jun-2015	BAT	TDR	$ 0.6	NA	NA	100% Cash	1.0 %	12.5 x	0.9 x / 8 %	12.2 x
Mar-2015	BAT	Souza Cruz	9.8	15 %	11 %	100% Cash	3.0 %	16.0	3.9 x / 32 %	16.0
Jul-2014	Reynolds American	Lorillard	27.6	40 %	29 %	74% Cash / 26% Stock	4.4 %	13.9	3.2 x / 30 %	9.9
May-2012	JTI	Gryson	0.6	NA	NA	100% Cash	1.5 %	12.3	3.2 x / 35 %	12.3
May-2011	BAT	Protabaco	0.5	NA	NA	100% Cash	NA	11.3	2.8 x / 32 %	11.3
Jun-2009	BAT	PT Bentoel Internasional	0.7	20 %	12 %	100% Cash	6.0 %	14.0	6.9 x / 96 %	14.0
Sep-2008	Altria	UST	11.7	29 %	16 %	100% Cash	9.3 %	12.0	2.2 x / 23 %	9.6
Feb-2008	BAT	Skadinavisk Tobakskompagni	4.0	NA	NA	56% Cash / 44% Stock	6.0 %	11.2	0.6 x / 6 %	8.4
Feb-2008	BAT	Tekel	1.7	NA	NA	100% Cash	6.0 %	11.4	1.0 x / 10 %	8.2
Oct-2007	Altria	John Middleton	2.9	NA	NA	100% Cash	NA	15.0	5.3 x / 54 %	14.3
Jul-2007	Imperial Tobacco	Altadis	22.4	29 %	19 %	100% Cash	7.5 %	14.2	5.2 x / 58 %	11.2
Feb-2007	Imperial Tobacco	Commonwealth Brands	1.9	NA	NA	100% Cash	6.5 %	10.9	1.1 x / 11 %	10.9
Dec-2006	Japan Tobacco	Gallaher	18.5	22 %	16 %	100% Cash	4.0 %	13.0	3.8 x / 42 %	10.1
Apr-2006	Reynolds American	Conwood	3.5	NA	NA	100% Cash	7.2 %	13.6	4.2 x / 45 %	12.6
Proposed Transaction			**$ 92.2**	**24 %**	**4 %**	**52% Cash / 48 % Stock**	**2.5 %**	**15.4 x [4]**	**2.8 x / 22 %**	**14.2 x [5]**
		Median[6]	**$ 2.9**	**22 %**	**16 %**		**6 %**	**12.5 x**	**3.2 x / 32 %**	**11.3 x**
		Mean[6]	**6.1**	**23**	**15**		**5**	**12.9**	**3.2 x / 35 %**	**11.6**
		High[6]	**22.4**	**29**	**19**		**9**	**16.0**	**6.9 x / 96 %**	**16.0**
		Low[6]	**0.5**	**15**	**11**		**1**	**10.9**	**0.6 x / 6 %**	**8.2**

Source: Press releases, company filings, CapIQ
Note: Altria / John Middleton multiple assumes D&A is 6% of EBIT.
[1] Values sourced from CapIQ and their corresponding company filings, press releases.
[2] Undisturbed dates and premiums sourced from Factset.
[3] Tobacco sector includes Royals, Braves, Philip Morris, Altria, Japan Tobacco, Imperial Brands and ITC Limited.
[4] Includes run-rate Lorillard synergies of $274mm, per Royals management.
[5] Includes run-rate operational synergies of $500mm.
[6] Does not include Reynolds American acquisition of Lorillard.

Supplemental Preliminary Valuation Information 48

For Discussion Purposes Only
Goldman Sachs INVESTMENT BANKING DIVISION
D Premiums Paid Over Time
US Deals Over $250mm in Enterprise Value
1 Day Premia on Cash / Stock Transactions
Median: 27.3% 32.6% 32.1% 33.9% 27.9% 32.7% 26.6% 27.3% 33.8%
22.7% 18.8% 17.5% 22.2% 19.3%
2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 YTD
Transactions 21 30 22 21 12 14 15 15 12 16 24 53 29
1 Day Premia on All Transactions
Transactions
Median: 26.4% 29.7% 31.5% 32.2% 31.9% 30.5% 26.4% 30.8%
21.8% 21.8% 20.7% 21.2% 25.5% 25.3%
2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 YTD
106 138 197 203 79 61 122 111 94 102 113 153 131
Source: Thomson Reuters
Supplemental Preliminary Valuation Information

For Discussion Purposes Only

Goldman Sachs

Common Stock Comparison

U.S. and International Tobacco Peers

($ in millions)

INVESTMENT BANKING DIVISION

Company	Closing Price 5-Dec-2016	% of 52 Week High	Adjusted Equity Market Cap (1)	Adjusted Enterprise Value (1)	Enterprise Value Multiples (2) EBITDA 2016	2017	2018	Calendarized P/E Multiples (2) 2016	2017	2018	5-Year EPS CAGR (2)	2017 PE/5-Year EPS CAGR	Dividend Yield
Royals IBES Estimates (Undisturbed Date)	$ 47.17	87 %	$ 67,486	$ 78,706	13.2 x	12.3 x	11.6 x	20.5 x	18.5 x	17.1 x	11.4 %	1.6 %	3.9 %
Royals Management Projections (Undisturbed Date)	47.17	87	67,486	78,706	13.1	12.5	11.4	20.4	18.6	16.9	11.4	1.6	3.9
Braves (3)	£ 43.43	85 %	$ 55,465	$ 78,042	10.9 x	9.5 x	9.2 x	17.6 x	15.4 x	14.2 x	13.4 %	1.2 %	4.7 %
Braves (Undisturbed Date) (3)	48.03	94	68,385	90,962	12.8	11.4	10.8	19.5	17.3	16.0	12.0	1.4	4.3
Selelcted Comparable Companies													
Philip Morris (4)	$ 87.62	84 %	$ 137,422	$ 164,450	14.1 x	13.1 x	12.1 x	19.5 x	18.1 x	16.6 x	7.7 %	2.4 %	4.7 %
Altria (5)	63.54	91	103,890	113,594	12.1	11.5	10.9	21.0	19.0	17.5	8.3	2.3	3.8
Japan Tobacco	¥ 3,818.00	79	59,808	64,584	10.1	10.1	9.8	16.3	16.4	15.2	(0.4)	NM	3.4
Imperial Brands	£ 33.93	82	41,072	59,035	10.0	11.0	10.6	13.2	11.9	11.3	6.3	1.9	4.3
ITC Limited (6)	INR 232.55	87	41,332	39,387	17.1	15.3	13.5	26.5	23.5	20.9	18.5	1.3	3.7
Mean		85 %	$ 76,705	$ 88,210	12.7 x	12.2 x	11.4 x	19.3 x	17.8 x	16.3 x	8.1 %	2.0 %	4.0 %
Median		84	59,808	64,584	12.1	11.5	10.9	19.5	18.1	16.6	7.7	2.1	3.8

Note: Company valuations denoted with "(Undisturbed Date)" reflect valuations as of 20-Oct-2016.

(1) Source: Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding.

(2) Sources: LTM numbers are based on latest publicly available financial statements. Projected EBITDA and EPS are based on IBES median estimates and/or other Wall Street research. All research estimates have been calendarized to December year end.

(3) EV adjusted for equity investments of 42% in Royals and 30% in ITC Ltd.

(4) Pro Forma adjusted for equity investments of 20% in Megapolis Distribution BV and 49% in EITA

(5) Adjusted for 10.2% ownership in ABI+SAB and $1.9bn post-tax cash dollars received from the acquisition after additional share repurchases.

(6) Adjusted for 45.8% stake in Gujarat Hotels and 49.0% stake in International Travel House.

Supplemental Preliminary Valuation Information

50